UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 11, 2008 (January 7, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2008, Credence Systems Corporation (the “Company”) completed the sale and leaseback of its property located at 5800 and 5825 NW Pinefarm Place, Hillsboro, OR.

On November 8, 2007, Credence Systems Corporation and Carlyle Investment Co. (the “Buyer”) entered into a Sale and Purchase Agreement to sell the property located at 5800 and 5825 NW Pinefarm Place, Hillsboro, OR (the “Property”) to the Buyer (the “Purchase Agreement”).  The Purchase Agreement was amended on December 10, 2007.  The purchase price for the Property was $20,000,000, and the sale was contingent upon a number of conditions, including the Buyer’s due diligence investigation and the Buyer and the Company entering into a mutually acceptable lease per the terms and conditions outlined in the Purchase Agreement.

Pursuant to the Sale and Purchase Agreement and as a condition to close the transaction, on January 7, 2008, the Company entered into an Absolutely Net Office Lease with Five Oaks Office, LLC, as the landlord, for the property located at 5800 NW Pinefarm Place, Hillsboro, OR (the “5800 Lease”).  Additionally, the Company also entered into an Absolutely Net Office Lease with Five Oaks Office, LLC, as the landlord, for the property located at 5825 NW Pinefarm Place, Hillsboro, OR (the “5825 Lease”).

Disclosure with respect to the 5800 Lease and the 5825 Lease (together, the “Leases”) is included in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As referenced in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, upon the closing of the sale of Property from the Company to the Buyer, the Company and Five Oaks Office, LLC, entered into the 5800 Lease and the 5825 Lease, whereby the Company will lease the Property from Five Oaks Office, LLC, for a two-year period.  The 5800 Lease and the 5825 Lease each grant the Company one option to extend the term of either lease for one year.  The Company is obligated to make minimum lease payments totaling approximately $4.3 million over the initial two year period of the Leases.  To secure the performance by the Company of the obligations under the Lease, simultaneously with the execution of the lease, the Company delivered to Buyer a security deposit of $177,391.60.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: January 11, 2008

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